    As filed with the Securities and Exchange Commission on February 12, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          GUILFORD PHARMACEUTICALS INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                                                                         52-1841960
     (State or other jurisdiction of                          6611 TRIBUTARY STREET                           (I.R.S. Employer
     incorporation or organization)                         BALTIMORE, MARYLAND 21224                      Identification Number)
                                              (Address of principal executive offices) (Zip code)

              1998 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                            (Full title of the plan)

                              CRAIG R. SMITH, M.D.
          CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD
                          GUILFORD PHARMACEUTICALS INC.
                              6611 TRIBUTARY STREET
                            BALTIMORE, MARYLAND 21224
                     (Name and address of agent for service)

                                 (410) 631-6300
          (Telephone number, including area code, of agent for service)

          -------------------------------------------------------------
                                 WITH A COPY TO:
                                MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 659-2700
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   Title of securities        Amount to be      Proposed maximum                Proposed maximum                    Amount of
    to be registered          registered (1)    offering price per share (1)    aggregate offering price (1)    registration fee(1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       600,000           $13.125                         $7,875,000                      $2,190.00
$.01 per share, and Series
A Junior Participation
Preferred Share Purchase
Rights
===================================================================================================================================


(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the bid and asked price of $13.125 per share of Guilford Pharmaceuticals Inc. common stock on February 9, 1999 as reported on the NASDAQ National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Guilford Pharmaceuticals, Inc. (the "Registrant") will separately send or give documents containing the information required to be provided in this
Part I to its employees participating in the Guilford Pharmaceuticals Inc. 1998 Employee Share Option and Restricted Share Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, the Registrant will not file these documents with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents:

          (a) Annual report on Form 10-K for the year ended December 31, 1997 filed with the SEC on March 27, 1998;

          (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

          (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 25, 1994, registering shares of Common Stock pursuant to Section 12(g) of the Exchange Act.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

          To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.   DESCRIPTION OF SECURITIES.

          A description of the Registrant's common stock, par value $ .01 per share, is incorporated by reference under Item 3.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article NINTH of the company's Amended and Restated Certificate of Incorporation provides that the Company will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with its directors and officers, the Registrant is obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless its directors and officers, from and against all expense, liability and loss reasonably incurred or suffered by such directors and officers.

               *           *           *           *           *

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number                        Description
------                        -----------
4.6       Guilford Pharmaceuticals Inc. 1998 Employee Share Option and Restricted
          Share Plan

5         Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares of
          Common Stock being registered

23.1      Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)

23.2      Consent of KPMG LLP

24        Power of Attorney (contained on signature page)

ITEM 9.   UNDERTAKINGS.

          (a)    The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undertaking concerning indemnification is set forth under the response to Item 6.

          (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the


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


                 prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------
4.6       Guilford Pharmaceuticals Inc. 1998 Employee Share Option and Restricted
          Share Plan

5         Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares of
          Common Stock being registered

23.1      Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)

23.2      Consent of KPMG LLP

24        Power of Attorney (contained on signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland, on February 12, 1999

                                      Guilford Pharmaceuticals Inc.

                                      By: /s/ Craig R. Smith, M.D.
                                          --------------------------------------
                                          Craig R. Smith, M.D.
                                          Chief Executive Officer, President and
                                          Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

We, the undersigned officers and directors of Guilford Pharmaceuticals Inc., hereby severally and individually constitute and appoint Craig R. Smith, M.D., Andrew R. Jordan, Thomas C. Seoh, Jordan P. Karp and Michael J. Silver, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

Date:  February 12, 1999                  /s/ Craig R. Smith, M.D.
                                   ---------------------------------------------
                                   Craig R. Smith, M.D.
                                   Chief Executive Officer, President and
                                   Chairman of the Board of Directors

Date:  February 12, 1999                  /s/ Andrew R. Jordan
                                   ---------------------------------------------
                                   Andrew R. Jordan
                                   Senior Vice President, Chief Financial
                                   Officer and Treasurer

Date: February 11, 1999                   /s/ George L. Bunting, Jr.
                                   ---------------------------------------------
                                   George L. Bunting, Jr.
                                   Director

Date:  February 12, 1999                  /s/ Richard L. Casey
                                   ---------------------------------------------
                                   Richard L. Casey
                                   Director

Date:  February 12, 1999                  /s/ Elizabeth M. Greetham
                                   ---------------------------------------------
                                   Elizabeth M. Greetham
                                   Director

Date:  February 12, 1999                  /s/ Joseph Klein, III
                                   ---------------------------------------------
                                   Joseph Klein, III
                                   Director

Date:  February 12, 1999                  /s/ Solomon H. Snyder, M.D.
                                   ---------------------------------------------
                                   Solomon H. Snyder, M.D.
                                   Director

Date: February 12, 1999                   /s/ W. Leigh Thompson, M.D., Ph.D.
                                   ---------------------------------------------
                                   W. Leigh Thompson, M.D., Ph.D.
                                   Director









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